UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

TOUGHBUILT INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TOUGHBUILT INDUSTRIES, INC.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

(949) 528-3100

www.toughbuilt.com

NOTICE OF SPECIAL VIRTUAL MEETING OF STOCKHOLDERS

To the Stockholders of ToughBuilt Industries, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (“Special Meeting”) of ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), will be held on Tuesday, February 15, 2022 at 1:00 P.M. (Pacific Time). As a result of the public health and travel risks and concerns due to COVID-19, the Special Meeting will be a virtual meeting via live webcast on the internet.

You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/TBLT2022SM. You will need the 16-digit control number provided on the proxy card. You will not be able to attend the Special Meeting in person. We are pleased to utilize the virtual shareholder meeting technology to (i) provide ready access and cost savings for our stockholders and the Company, and (ii) to promote social distancing pursuant to guidance provided by the U.S. Centers for Disease Control due to COVID-19. The virtual meeting format allows attendance from any location in the world.

The Special Meeting is being held for the following purpose:

1.	To authorize the Company’s board of directors (the “Board”) to amend the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by a ratio in the range of not less than one-for-six and not more than one-for-twelve (the “Common Stock Reverse Split”).

The purpose of the proposed Common Stock Reverse Split is to meet Nasdaq’s Minimum Bid Requirement in order to maintain the Company’s Common Stock listing on The Nasdaq Capital Market. The Common Stock Reverse Split is more fully described in the Proxy Statement that is attached and made a part of this Notice of the Special Meeting.

Only stockholders of record of the Company’s Common Stock and stockholders of record of the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), at the close of business on December 30, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof.

Our Board recommends that you vote “FOR” the Common Stock Reverse Split.

Even if you plan to attend the Special Meeting, please vote as promptly as possible using one of the following voting methods. Make sure you have your proxy/voting instruction card in hand and follow the instructions. You can vote in advance in one of the following three ways –through the internet or by phone or mail. Either way, votes must be received before the polls are closed during the Special Meeting.

If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the Special Meeting.

A complete list of such stockholders will be available for examination by the stockholders during the Special Meeting via the meeting platform. The Special Meeting may be adjourned from time to time without notice other than by announcement at the Special Meeting; provided, however, if the adjournment is for more than sixty (60) days after the date of the Special Meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each stockholder.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card promptly in the enclosed return envelope. You may also vote electronically via the internet or by telephone. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy should be signed and returned to ensure that all of your shares will be voted.

This notice, proxy statement and proxy card, are being distributed or made available on or about January 11, 2022.

By Order of the Board of Directors,

/s/ Michael Panosian
Michael Panosian
Chairperson of the Board, Chief Executive Officer, and President

Lake Forest, California
January 11, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 15, 2022: THIS PROXY STATEMENT IS AVAILABLE AT WWW.TOUGHBUILT.COM. ADDITIONALLY, AND IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”), YOU MAY ACCESS THESE MATERIALS ONLINE BY VISITING WWW.PROXYVOTE.COM OR ON THE SEC’S WEBSITE, WWW.SEC.GOV.

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TOUGHBUILT INDUSTRIES, INC.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

ToughBuilt Industries, Inc.

25371 Commerce Centre Drive, Suite 200

Lake Forest, CA 92630

(949) 528-3100

www.toughbuilt.com

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

In this proxy statement, we refer to ToughBuilt Industries, Inc. as “ToughBuilt Industries,” “ToughBuilt,” the “Company,” “we” and “us.” This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Special Meeting.

Information Concerning the Proxy Materials and the Special Meeting

This proxy statement, along with the accompanying notice of special meeting of stockholders, contains information about the special meeting of stockholders (the “Special Meeting”) of ToughBuilt Industries, Inc., including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting at 1:00 P.M. (Pacific Time) on Tuesday, February 15, 2022. As a result of the public health and travel risks and concerns due to COVID-19, the Special Meeting will be a virtual meeting via live webcast on the internet. You will be able to attend the Special Meeting, vote and submit your questions during the Special Meeting by visiting  www.virtualshareholdermeeting.com/TBLT2022SM. You will not be able to attend the Special Meeting in person.

Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), and your shares of Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), to be represented at the Special Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about January 11, 2022.

Only stockholders of record of our Common Stock and the one holder of Series E Preferred Stock as of the close of business on December 30, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 129,299,607 shares of Common Stock were issued and outstanding, and nine (9) shares of Series E Preferred Stock were issued and outstanding and held by one (1) record holder. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock. The holder of the nine (9) outstanding shares of Series E Preferred Stock will be entitled to an aggregate of 3,602,466 votes. Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Special Meeting and voting in person.

The stockholders will consider and vote upon a proposal to authorize the Board to amend the Company’s articles of incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split of all of the outstanding shares of Common Stock by a ratio in the range of not less than one-for-six and not more than one-for-twelve (the “Common Stock Reverse Split”).

Michael Panosian and Martin Galstyan are named as attorneys-in-fact in the proxy. Mr. Panosian is our Chief Executive Officer and Chairman of the Board. Martin Galstyan is our Chief Financial Officer. Messrs. Panosian and Galstyan will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the Common Stock Reverse Split, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters.

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Voting Procedures and Vote Required

The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock and Series E Preferred Stock, in the aggregate, entitled to vote at the Special Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies that contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Special Meeting. As of the Record Date, there were shares of Common Stock and Series E Preferred Stock having a total of 132,902,037 votes. We will need over 66,451,037 shares (50%) to vote or attend the Special Meeting to achieve a quorum to proceed with the Special Meeting. In the event the Company is unable to achieve a quorum before or at the Special Meeting, the Board may adjourn the Special Meeting to a later time. Pursuant to Section 78.320(8) of Nevada Revised Statutes (NRS), unless otherwise provided in a Nevada corporation’s articles of incorporation or the bylaws, once a share is represented in person or by proxy for any purpose at a meeting, a share shall be deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be fixed for the adjourned meeting.

Under NRS Section 78.750(2), the determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment or postponement of the meeting unless the board of directors fixes a new record date for the adjourned or postponed meeting. The board of directors must fix a new record date if the meeting is adjourned or postponed to a date more than 60 days later than the meeting date set for the original meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting as specified in such proxies.

Our bylaws (the “Bylaws”) provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation or applicable Nevada law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock and Series E Preferred Stock, in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Common Stock Reverse Split.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted in tabulating the voting result for any particular proposal and shares that constitute broker non-votes are not considered entitled to vote.

The vote on the Common Stock Reverse Split is considered “routine.” Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. However, if a broker does not exercise this authority, such broker non-votes will have the same effect as a vote against such proposal.

Abstentions are counted as “shares present” at the Special Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the Special Meeting will be tabulated by one or more inspectors of election appointed by the Chief Executive Officer.

The Company has retained Kingsdale Advisors to assist with the solicitation of proxies for a project management.

If you have any questions or need any assistance with voting, please contact Kingsdale Advisors:

Kingsdale Advisors

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll-Free Phone:

1-888-518-1557

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 416-867-2272

No Dissenters’ Rights

Stockholders will not be entitled to dissenters’ rights with respect to any matter to be considered at the Special Meeting.

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Delivery of Documents to Stockholders Sharing an Address

The SEC permits a single copy of the proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one copy of the proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate copy of the proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate copies of the proxy statement wishes to receive a single copy of the proxy statement in the future, that stockholder should contact their broker or send a request to ToughBuilt Industries, Inc. 25371 Commerce Centre Drive, Suite 200, Lake Forest, CA 92630 Attn: Corporate Secretary; Telephone (949) 528-3100.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table presents information regarding beneficial ownership of our equity interests as of December 30, 2021, the Record Date, by:

●	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of any class of our voting securities;
●	our Named Executive Officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined under the SEC’s rules and, thus, represents voting or investment power concerning our securities as of the Record Date. In computing the number and percentage of shares beneficially owned by a person, shares that such person may acquire at or within 60 days of the Record Date are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the persons below is c/o ToughBuilt Industries, Inc., 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power concerning all equity interests beneficially owned, subject to community property laws where applicable.

Name	Number of Shares Beneficially Owned		Percentage of Class (1)
Named Executive Officers and Directors
Michael Panosian—CEO, President and Chairman of the Board	466,746	(2)	*
Martin Galstyan—CFO	3,083		*
Joshua Keeler—VP of R&D and Director	84,793	(3)	*
Zareh Khachatoorian—COO	16,600	(4)	*
Robert Faught—Director	—		—
Linda Moossaian—Director	—		—
William Placke—Director	—		—
All Officers and Directors as a group (7 persons)	571,222	(5)	*

5% Stockholders
None

*	Less than 1%
(1)	Percentages based on 129,299,607 shares of common stock issued and outstanding as of the Record Date plus shares of common stock the person has the right to acquire as of the Record Date and within 60 days thereafter.
(2)	Includes 21,250 shares of common stock issuable upon the exercise of vested options.
(3)	Includes 20,000 shares of common stock issuable upon the exercise of vested options.
(4)	Includes11,000 shares of common stock issuable upon the exercise of vested options.
(5)	Includes 52,250 shares of common stock issuable upon the exercise of vested options.

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PROPOSAL TO AUTHORIZE THE COMMON STOCK REVERSE SPLIT

Summary

Our Board has unanimously approved a proposal to amend the Articles of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-six to one-for-twelve (the “Common Stock Reverse Split”). If the Common Stock Reverse Split is approved by stockholders, the Board will implement the Common for the purposes of (i) maintaining the listing of our Common Stock on the Nasdaq Capital Market and (ii) to assure that there are a sufficient number of authorized shares of Common Stock available for issuance.

As previously disclosed on the Current Report on Form 8-K filed on May 19, 2021 with the Securities and Exchange Commission, the Company received a written notification from Listing Qualifications Staff of the Nasdaq Stock Market, LLC notifying the Company that it had failed to maintain a minimum bid price of at least $1.00 per share for the prior 30 consecutive trading day period from April 7, 2021 to May 18, 2021, based upon the closing bid price for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company initially had a period of 180 calendar days, or until November 15, 2021, to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed on the Current Report on Form 8-K filed with the SEC on November 16, 2021, on November 16, 2021, Nasdaq granted the Company a 180-day extension, or until May 16, 2022 (the “Extension Period”), to satisfy Nasdaq’s Minimum Bid Price Requirement. In order to be granted the extension, the Company committed to Nasdaq that it will implement a reverse stock split to ensure long-term compliance with the Minimum Bid Price Requirement by the end of the Extension Period.

Other than the Minimum Bid Price Requirement, the Company satisfies the listing initial and continued listing requirements of Nasdaq’s Capital Markets.

If at any time before May 16, 2022, the bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by May 16, 2022, Nasdaq will provide written notification that the Company’s Common Stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Board has elected to approve this Common Stock Reverse Split in order to allow the Company to regain compliance with Nasdaq’s Minimum Bid Price Requirement. This approval will also enable the Company to have a sufficient amount of authorized shares of Common Stock to raise additional financing.

The exact ratio of the Common Stock Reverse Split shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Common Stock Reverse Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Common Stock Reverse Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;
●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Split on the trading market for our Common Stock;
●	our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market;
●	the number of shares of Common Stock needed to reserve for issuance upon exercise outstanding warrants and other securities;
●	the anticipated impact of the Common Stock Reverse Split on our ability to raise additional financing; and
●	prevailing general market and economic conditions.

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The Common Stock Reverse Split will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The amendment filed thereby will set forth the number of shares of Common Stock to be combined into one share of our Common Stock, within the range set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock will hold the same percentage of our outstanding Common Stock immediately following the Common Stock Reverse Split as such stockholder holds immediately prior to the Common Stock Reverse Split.

The text of the form of amendment to the Articles of Incorporation, which would be filed with the Secretary of State of the State of Nevada to effect the Common Stock Reverse Split, is set forth in Appendix A to this Proxy Statement. The text of the amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Common Stock Reverse Split and any changes that may be required by the office of the Secretary of State of the State of Nevada or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Common Stock Reverse Split.

Our Board believes that approval of the amendment to the Articles of Incorporation to effect the Common Stock Reverse Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Requirement to Implement the Common Stock Reverse Split

If the Common Stock Reverse Split is approved, the Common Stock Reverse Split must be effected (with an exchange ratio determined by our Board as described above) in order to meet the Minimum Bid Requirement before the expiration of the Extension Period. No further action on the part of stockholders would be required to either implement or not implement the Common Stock Reverse Split. If our stockholders approve the Common Stock Reverse Split, we will communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Common Stock Reverse Split, including the specific ratio selected by the Board.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Common Stock Reverse Split is approved at the Special Meeting, then the Common Stock Reverse Split will become effective on the effective date of the certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Nevada, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock, based on the exchange ratio within the approved range determined by the Board.

Purposes of the Reverse Stock Split

The primary purpose for the Common Stock Reverse Split is based on the Board’s belief that the Common Stock Reverse Split will be necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market. Even if our Common Stock organically increases in price to comply with the Minimum Bid Price Requirement, the Company has committed to Nasdaq to effect a reverse split to ensure long-standing compliance with this Nasdaq requirement.

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The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets, and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the- counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Common Stock Reverse Split is the only effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock. In addition, the Company has committed to Nasdaq to effect the Reverse Stock Split in order to ensure long-term, continued compliance with the Minimum Bid Price Requirement.

Improve the marketability and liquidity of the Common Stock. If this proposal is approved by the stockholders at the Special Meeting and the Common Stock Reverse Split is implemented, we also believe that the increased market price of our Common Stock expected as a result of implementing the Common Stock Reverse Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Common Stock Reverse Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Common Stock Reverse Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Common Stock Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Split.

For the above reasons, we believe that will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders.

Risks of the Common Stock Reverse Split

We cannot assure you that the proposed Common Stock Reverse Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq.

The Board expects that the Common Stock Reverse Split will increase the market price of our Common Stock so that we are able to regain and maintain compliance with Nasdaq’s Minimum Bid Price Requirement. However, the effect of the Common Stock Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Common Stock Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Common Stock Reverse Split, and the market price per post-Common Stock Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Common Stock Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Common Stock Reverse Split, the market price of our Common Stock may decrease due to factors unrelated to the Common Stock Reverse Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Common Stock Reverse Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Common Stock Reverse Split. Even if the market price per post-Common Stock Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

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The Common Stock Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the Common Stock Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Split, particularly if the stock price does not increase as a result of the Common Stock Reverse Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Common Stock Reverse Split to have any anti- takeover effects.

Principal Effects of the Common Stock Reverse Split

Common Stock

If the Common Stock Reverse Split is approved by the stockholders at the Special Meeting and the Common Stock Reverse Split is implemented, and thus amend the Articles of Incorporation, the Company will file a certificate of amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our stock plans, and (ii) the number of shares of Common Stock issuable under, and the exercise price of, our outstanding preferred stock, options and warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Common Stock Reverse Split would apply to all issued shares of our Common Stock, the Common Stock Reverse Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock, in the aggregate, immediately prior to the effectiveness of the Common Stock Reverse Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock, in the aggregate, immediately after the Common Stock Reverse Split. Moreover, the number of stockholders of record of the Company’s Common Stock will not be affected by the Common Stock Reverse Split. The amendment to the Articles of Incorporation itself would not change the number of authorized shares of our Common Stock. The Common Stock Reverse Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Common Stock Reverse Split, other than those shares needed to satisfy the exercise of the Company’s outstanding warrants, preferred stock and options, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;
●	establishing strategic relationships with other companies;
●	providing equity incentives to our employees, officers or directors; and
●	expanding our business or product lines through the acquisition of other businesses or products.

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While the Common Stock Reverse Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Common Stock Reverse Split is to increase our stock price in order to regain and maintain compliance with the Minimum Bid Price Requirement. In addition, the additional shares of Common Stock available for the Company to use in connection with the foregoing, will also provide for a sufficient number of authorized shares of Common Stock available for any future issuance of Common Stock upon the exercise of the Company’s outstanding warrants, which will be considered in determining the ratio of the Common Stock Reverse Split.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities, including the Company’s Nasdaq-listed Warrants.

Pursuant to the terms of the 2015 Stock Incentive Plan and the 2018 Stock Incentive Plan (collectively, the “Plans”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Common Stock Reverse Split. Based upon the Common Stock Reverse Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding options, preferred stock and warrants, including, but not limited to the Company’s warrants that are listed on the Nasdaq Capital Market under the symbol “TBLTW,” and any other convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, preferred stock, warrants and other then outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Common Stock Reverse Split as was the case immediately preceding the Common Stock Reverse Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Common Stock Reverse Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing

Our shares of Common Stock currently trade on the Nasdaq Capital Market under the symbol “TBLT.” The Common Stock Reverse Split will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Common Stock Reverse Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Common Stock Reverse Split, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “TBLTD”, subject to our ability to continue to comply with Nasdaq rules, although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Common Stock Reverse Split will not affect our status as a public company or this registration under the Exchange Act. The Common Stock Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions

It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Common Stock Reverse Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Common Stock Reverse Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

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Authorized but Unissued Shares; Potential Anti-Takeover Effects.

Our Articles of Incorporation presently authorizes 200,000,000 shares of Common Stock and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share. The Common Stock Reverse Split would not change the number of authorized shares of the Common Stock, although the Common Stock Reverse Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Nevada law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Common Stock Reverse Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Common Stock Reverse Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Common Stock Reverse Split shares of Common Stock in connection with the Common Stock Reverse Split. To the extent any holders of pre-Common Stock Reverse Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Common Stock Reverse Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Nevada law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Common Stock Reverse Split, and we will not independently provide our stockholders with any such rights.

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Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Common Stock Reverse Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre- Common Stock Reverse Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Common Stock Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE COMMON STOCK REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Common Stock Reverse Split shares of Common Stock for post-Common Stock Reverse Split shares of Common Stock pursuant to the Common Stock Reverse Split, and the aggregate adjusted basis of the post-Common Stock Reverse Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Common Stock Reverse Split shares of Common Stock will include the period during which the stockholder held the pre- Common Stock Reverse Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of the Common Stock Reverse Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Common Stock Reverse Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Common Stock Reverse Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Common Stock Reverse Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Common Stock Reverse Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Common Stock Reverse Split. Certificates representing shares of Common Stock issued in connection with the Common Stock Reverse Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Common Stock Reverse Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Common Stock Reverse Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Common Stock Reverse Split.

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Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Common Stock Reverse Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Common Stock Reverse Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Common Stock Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Common Stock Reverse Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post- Common Stock Reverse Split shares of Common Stock in registered book-entry form.
●	If you are entitled to post-Common Stock Reverse Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote Required and Recommendation

Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Articles of Incorporation or applicable Nevada law), the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter will be required for approval. Accordingly, the affirmative vote of a majority of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock (voting on an as-converted to Common Stock basis), in the aggregate, outstanding on the Record Date and entitled to vote on the matter will be required to approve the Common Stock Reverse Split.

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FUTURE STOCKHOLDER PROPOSALS

The Board has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with SEC rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock and/or shares of Series E Preferred Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Special Meeting or any adjournment thereof. The Company has retained Kingsdale Advisors to assist with the solicitation of proxies for a project management fee of $12,500,plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting us at ToughBuilt Industries, Inc. 25371 Commerce Centre Drive, Suite 200, Lake Forest, CA 92630 Attn: Corporate Secretary; Telephone (949) 528-3100.

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APPENDIX A

Proposed Amendment to ToughBuilt Industries, Inc. Articles of Incorporation

The text of the proposed amendment to Article 3 of our Articles of Incorporation to effect the Reverse Stock Split of common stock within a range of not less than one-for-six but not more than one-for-twelve.

Article 3. The Number of Shares of the Corporation.

On [DATE] at [TIME] [a.m./p.m.] (Eastern Time) (the “Effective Time”), each [NUMBER] ([NUMBER]) shares of the corporation’s Common Stock issued and outstanding or held in treasury (if any) immediately prior to the Effective Time shall be automatically reclassified as and combined, without further action, into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 per share (the “Reverse Stock Split”), subject to the treatment of fractional share interests as described below. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, the corporation will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock due to the Reverse Stock Split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates “) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

16

Preliminary Proxy Card

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TBLT2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64864-S39500

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TOUGHBUILT INDUSTRIES, INC.

The Board of Directors recommends that you vote FOR the proposal below:

	For	Against	Abstain
1. To authorize the Board of Directors, in its discretion, to amend the Company's articles of incorporation to effect a reverse stock split of our outstanding common stock in a ratio of no less than 1-for-6 and no more than 1-for-12, to be determined by the Board of Directors.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Preliminary Proxy Card

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders:
The Notice and Proxy Statement is available at www.proxyvote.com and www.toughbuilt.com.

D64865-S39500

TOUGHBUILT INDUSTRIES, INC.
Virtual Special Meeting of Stockholders
1:00 p.m. (PT) on Tuesday, February 15, 2022
This Proxy is Solicited by the Board of Directors

The stockholder(s) of ToughBuilt Industries, Inc. hereby appoint(s) Michael Panosian and Martin Galstyan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ToughBuilt Industries, Inc. that the stockholder(s) is/are entitled to vote at the Company's special meeting of stockholders to be held virtually at www.virtualshareholdermeeting.com/TBLT2022SM, at 1:00 p.m. (PT) on Tuesday, February 15, 2022, and any adjournment or postponement of the meeting. **This proxy, when properly executed, will be voted in the manner directed herein by the stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Continued and to be signed on reverse side